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                   A COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                       Between
                                    APOLLON, INC.
                                1 Great Valley Parkway
                               Malvern, PA  19355-1423
                                     ("APOLLON")
                                         and
                        WALTER REED ARMY INSTITUTE OF RESEARCH
                              Washington, DC  20307-5100
                                      ("WRAIR")

    A. Whereas, the Federal Technology Transfer Act of 1986, 15 USC 3710a, provides each Federal agency with the authority to permit the Directors of Government-operated Federal Laboratories to enter into cooperative research and development agreements (CRDAs) with Federal and non-Federal entities, including private firms and organizations. This authority allows Federal laboratories to accept, retain, and use funds, personnel, services, and property from collaborating parties and to provide personnel, services, and property to collaborating parties. This authority also includes the disposition of patent rights in any inventions which may result from such collaboration, or by delegation of the Assistant Secretary of the Army for Research, Development and Acquisition, other patent rights which are owned by the Government.

    B. Whereas, WRAIR and APOLLON desire to collaborate in Development and Evaluation of DNA Vaccines for Prevention of HIV-1 Infections.

    C. Whereas, Title 41 Code of Federal Regulations 304 governs the acceptance of payment from non-federal sources for travel expenses and is the authority for receipt of in-kind travel expenses contemplated under this Agreement.

    NOW, THEREFORE, the parties agree as follows:

Article 1.  Definitions

    As used in this Agreement, the following terms shall have the following meanings and such meanings should be equally applicable to both the singular and the plural forms of the terms defined:

    1.1  "Agreement" means this Cooperative Research and Development Agreement.

    1.2 "Invention" means any invention or discovery which is or may be patentable or otherwise protected under Title 35 of the United States Code.



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    1.3  "Made" in relation to any Invention means the conception or first actual reduction to practice of such Invention.

    1.4 "Proprietary Information" means information marked with a proprietary legend which embodies trade secrets developed at private expense or which is confidential business or financial information provided that such information:

         (i) is not generally known or available from other sources without obligations concerning their confidentiality;

         (ii) has not been made available by the owners to others without obligation concerning its confidentiality; and

         (iii) is not already available to the Government without obligation concerning its confidentiality.

    1.5 "Subject Data" means all recorded information first produced in the performance of this Agreement according to the Statement of Work described in Appendices A and B.

    1.6 "Subject Invention" means any invention Made in the performance of work within the Statement of Work, Appendix A under this Agreement.

Article 2. Sponsored Research

    2.1 Scope of Work. Sponsored research performed under this Agreement shall be performed in accordance with the Statement of Work (SOW), incorporated as a part of this Agreement in Appendix A. The parties acknowledge that each party is conducting independent research in the field of DNA vaccination, including research on vaccines for treatment and/or prophylaxis of HIV-1 infection, that is outside the Statement of Work and not subject to the terms of this Agreement. This includes research by APOLLON relating to vaccine vector backbone constructs; the "backbone" refers to all components of the vaccine invented or developed by APOLLON except those gene elements which are provided by WRAIR. WRAIR acknowledges that the use of any such APOLLON backbone in the codevelopment of an HIV vaccine within the SOW would not result in WRAIR acquiring and rights to make, use or sell the backbone.

    2.2 Review of Work. Periodic conferences shall be held between WRAIR and APOLLON personnel for the purpose of reviewing the progress of the work. It is understood that the nature of this sponsored research is such that completion within the period of performance specified, or within the limits of financial support allocated, cannot be guaranteed. Accordingly, it is


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agreed that all sponsored research is to be performed on a best efforts basis.

    2.3 Principal Investigator(s). Any work required by WRAIR under the SOW will be performed under the direction of Dr. Merlin L. Robb, Division of Retrovirology, Walter Reed Army Institute of Research, Washington, DC 20307-5100, who, as co-principal investigator, has responsibility for the scientific and technical conduct of this project on behalf of WRAIR. Any work required by APOLLON under the SOW will be performed under the direction of Dr. Richard B. Ciccarelli, Ph.D., Vice President of Research and Development, Apollon, Inc., One Great Valley Parkway, Malvern, Pennsylvania 19355-1423, who, as co-principal investigator, has responsibility for the scientific and technical conduct of this project on behalf of APOLLON.

    2.4 Scope Change. If at any time the co-principal investigators determine that the research data dictates a substantial change in the direction of the work, the parties shall make a good faith effort to agree on any necessary change(s) to the SOW and make the change(s) by written notice.

    2.5 Final Report. The parties shall prepare a final report of the results and achievements of this research collaboration within six months after completing the SOW.

Article 3.  Financial Obligation

    3.1 Funding. The parties shall each be individually responsible for funding its own respective researchers throughout this Agreement, including laboratory facilities, salaries, overhead and indirect costs, etc. Each party may determine at its own discretion, the amount of resources, personnel, materials or funds it will devote to the work under this Agreement.

    3.2 Expenses. The parties shall each be individually responsible for expenses incurred by their respective researchers. Neither party shall be liable or obligated to any third party contractual agreement undertaken by the other party.

Article 4. Title to Physical Property: All materials or equipment developed or acquired under this Agreement by the parties shall be the property of the party which developed or acquired the property.

Article 5.  Patent Rights

    5.1 Reporting. The parties shall promptly report to each other all Subject Inventions reported to either party by its employees. All Subject Inventions Made during the performance of


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this Agreement shall be listed in the Final Report required by this Agreement.

    52. APOLLON Employee Inventions. WRAIR, on behalf of the U.S. Government, waives any ownership rights the U.S. Government may have in Subject Inventions Made by APOLLON employees and agrees that APOLLON shall have the option to retain title in Subject Inventions made by APOLLON employees. APOLLON shall notify WRAIR promptly upon making this election and agrees to timely file patent applications on APOLLON's Subject Inventions at its own expense. APOLLON agrees to grant to the U.S. Government on APOLLON's Subject Inventions a nonexclusive, irrevocable, paid-up, non-transferable, non-commercial license in the patents covering a Subject Invention, to practice or have practiced, throughout the world by, or on behalf of the U.S. Government. The nonexclusive license shall be evidenced by a confirmatory license agreement prepared by APOLLON in a form satisfactory to WRAIR.

    5.3 WRAIR Employee and Joint Inventions. WRAIR, on behalf of the U.S. Government, shall have the initial option to retain title to, and file patents at WRAIR's expense on, each Subject Invention Made solely by its employees under this Agreement. Subject Invention(s) Made jointly by APOLLON and WRAIR employees shall be jointly owned by the parties.

    5.4. Filing of Patent Applications. The party having the right to retain title and file patent applications on a specific Subject Invention may elect not to file patent applications, provided it so advises the other party within 90 days from the date it reports the Subject Invention to the other party. Thereafter, the other party may elect to file patent applications on the Subject Invention and the party initially reporting the Subject Invention agrees to assign its right, title and interest in the Subject Invention to the other party. The assignment of the entire right, title and interest to the other party pursuant to this paragraph shall be subject to the retention by the party assigning title of a nonexclusive, irrevocable, paid-up license to practice, or have practiced, the Subject Invention throughout the world.

    5.5 Patent Expenses. The expenses attendant to the filing of patent applications shall be borne by the party filing the patent application. Each party shall provide the other party with copies of the patent applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the official patent application files by the applicable patent office. The parties agree to reasonably cooperate with each other in the preparation and filing of patent applications resulting from this Agreement. The parties shall cooperate in filing, prosecuting and maintaining patent applications on joint inventions and shall share expenses equally.



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    5.6  Exclusive License.

         5.6.1 Grant. WRAIR, on behalf of the U.S. Government, agrees to grant to APOLLON an exclusive commercial license in each U.S. patent application, and patents issued thereon, covering a Subject Invention, which is filed by WRAIR on behalf of the U.S. Government or jointly by the parties subject to the reservation of a nonexclusive, irrevocable, paid-up, non-transferable, non-commercial worldwide license to practice and have practiced the Subject Invention on behalf of the U.S. Government.

         5.6.2 Exclusive License Terms. APOLLON shall elect or decline to exercise its right to acquire a commercial license, either exclusive or non-exclusive, at APOLLON's option, to any Subject Invention within six (6) months of being informed by WRAIR of the Subject Invention. The specific royalty rate and other terms of license shall be negotiated promptly in good faith and in conformance with the laws of the United States. WRAIR agrees to grant to APOLLON on WRAIR Subject Inventions a non-exclusive, irrevocable, non-transferable, non-commercial, paid-up license in the patents covering a Subject Invention, to practice or have practiced, throughout the world by, or on behalf of APOLLON.

    5.7 Background Patents and Other Preexisting Intellectual Property. Each party owns or otherwise has rights to certain preexisting intellectual property, including, without limitation, patents, patent applications, trade secrets, know-how, DNA constructs and vectors, formulations, manufacturing, fermentation and quality control methodology, which is related to research contemplated under this Agreement. No license to any such invention or other intellectual property which a party can demonstrate by probative evidence was in its possession, whether actually or constructively reduced to practice, prior to the Effective Date hereof is granted under this Agreement, including, without limitation, intellectual property taught in patents, patent applications, or any continuations, reissues, reexaminations, or foreign counterparts thereof, including the patents, patent applications, and other intellectual property of APOLLON listed in Appendix C of this Agreement, which are specifically excluded from the definition of Subject Invention contained in this Agreement.

Article 6.  Data and Publication

    6.1 Rights. Subject Data shall be jointly owned by the parties. Either party shall, upon request, have the right to review all Subject Data first produced under this Agreement which has not been delivered to the other party, except to the extent


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that such Subject Data is subject to a claim of confidence or privilege by a third party.

    6.2 Proprietary Information. WRAIR agrees that any Proprietary Information furnished by APOLLON to WRAIR under this Agreement, or in contemplation of this Agreement, shall be used, reproduced and disclosed by WRAIR only for the purpose of carrying out this Agreement, and shall not be released by WRAIR to third parties unless consent to the release is obtained from APOLLON. APOLLON shall place a proprietary notice on all information it delivers to WRAIR under this Agreement which it asserts is proprietary.

    6.3 Release Restrictions. WRAIR shall have the right to use all Subject Data for any U.S. Governmental purpose, but shall not release Subject Data publicly except: (i) WRAIR, in reporting results of sponsored research, may publish Subject Data in technical articles and other documents to the extent it determines to be appropriate; and (ii) WRAIR may release such Subject Data where such release is required by law or court order.

    6.4 Publication. WRAIR and APOLLON agree to confer prior to the publication of Subject Data to assure that no Proprietary Information is released and that patent rights are not jeopardized. Prior to submitting a manuscript for review which contains the results of the research under this Agreement, or prior to publication if no such review is made, each party shall be offered an ample opportunity to review such proposed manuscript and to file patent applications in a timely manner.

    6.5 FDA Documents. If this Agreement involves a product developed pursuant to an Invention Made under this CRADA regulated by the U.S. Food and Drug Administration (FDA), then the APOLLON or the U.S. Army Medical Research and Material Command, as appropriate, may file any required documentation with the FDA. In addition, the parties authorize and consent to allow each other or its contractor or agent limited access supervised by APOLLON designed to permit the Army to cross-reference any documents filed with the FDA related to the product.

Article 7.  Representations and Warranties

    7.1 Representations and Warranties of WRAIR. WRAIR hereby represents and warrants to APOLLON as follows:

         7.1.1 Organization. WRAIR is a Federal laboratory of the U.S. Army Medial Research and Material Command and is wholly owned by the Government of the United States and whose substantial purpose is the performance of research, development or engineering;


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         7.1.2  Mission.  The performance of the activities specified by this
Agreement are consistent with the mission of the WRAIR;

         7.1.3 Authority. All prior reviews and approvals required by regulations or law have been obtained by WRAIR prior to the execution of this Agreement. The WRAIR official executing this Agreement has the requisite authority to do so. Notwithstanding the delegation of authority to execute this Agreement to the individual designated, the Secretary of the Army has reserved to the Assistant Secretary of the Army (Research, Development and Acquisition) the opportunity provided by 15 USC Sect. 3710a(c)(5)(A), to disapprove or require the modification of this Agreement within 30 days of the date it is presented to him or her by WRAIR:

         7.1.4 Statutory Compliance. WRAIR"s Commander prior to entering into this Agreement has given special consideration to entering into CRDAs with small business firms and consortia involving small business firms.

    7.2 Representations and Warranties of APOLLON. APOLLON hereby represents and warrants to WRAIR as follows:

         7.2.1 Corporate Organization. APOLLON, as of the date hereof, is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

         7.2.2 Power and Authority. APOLLON has the requisite power and authority to enter into this Agreement and to perform according to the terms thereof;

         7.2.3 Due Authorization. The Board of Directors and stockholders of APOLLON have taken all actions required to be taken by law, APOLLON's Charter, Certificate or Articles of Incorporation, its bylaws or otherwise, to authorize the execution and delivery of this Agreement;

         7.2.4 No Violation. The execution and delivery of this Agreement does not contravene any material provision of, or constitute a material default under any material agreement binding on APOLLON or any valid order of any court, or any regulatory agency or other body having authority to which APOLLON is subject.

Article 8.  Termination

    8.1 Termination by Mutual Consent. APOLLON and WRAIR may elect to terminate this Agreement, or portions thereof, at any time by mutual consent.



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    8.2  Termination by Unilateral Action.  Either party may unilaterally terminate at any time this entire Agreement, or any part(s) of it thereof, by giving the other party written notice, not less than 30 days prior to the desired termination date.

    8.3 Termination Procedures. In the event of termination, the parties shall specify by written notice the disposition of all property, patents, and other results of work accomplished or in progress, arising from or performed under this Agreement. Upon the receipt of written termination notice, the parties shall not make any new commitments that relate to this Agreement.

Article 9. Settlement of Disputes: Any dispute arising under this Agreement which is not disposed of by agreement of the co-principal investigators shall be submitted jointly to the signatories of this Agreement. A joint decision of the signatories or their designees shall be the disposition of such dispute. However, nothing in this section shall prevent any party from pursuing any and all administrative and/or judicial remedies which may be allowable.

Article 10.  Liability

    10.1 Property. Neither party shall be responsible for damages to any property provided to, or acquired by, the other party pursuant to this Agreement.

    10.2 APOLLON's Employees. APOLLON agrees to indemnify and hold harmless the U.S. Government for any loss, claim, damage, expense or liability of any kind involving an employee of APOLLON arising in connection with this Agreement, except to the extent that such loss, claim, damage, expense or liability is due to the negligence of WRAIR under the provisions of the Federal Torts Claims
Act. This provision shall survive termination or expiration of this Agreement.

    10.3 No Warranty. Except as specifically stated elsewhere in this Agreement, neither party makes any express or implied warranty as to any matter whatsoever, including the conditions of the research or any Invention or product, whether tangible or intangible, made, or developed under this Agreement, or the ownership, merchantability, or fitness for a particular purpose of the research or any Invention or Product.

    10.4 Indemnification. APOLLON holds the U.S. Government harmless and indemnifies the U.S. Government for any loss, claim, damage, expense or liability of any kind arising out of use by APOLLON of WRAIR's research and technical development or out of any use, sale or other disposition by APOLLON of products made by the use of WRAIR's technical developments, except to the extent that such loss, claim, damage, expense or liability is due to the


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negligence or willful misconduct of WRAIR under the provisions of the Federal
Torts Claims Act. This provision shall survive termination or expiration of this Agreement.


Article 11.  Miscellaneous

    11.1 No Benefits. No member of, or delegate to the United States Congress, or resident commissioner, shall be admitted to any share or part of this Agreement, nor to any benefit that may arise therefrom; but this provision shall not be construed to extend to this Agreement if made with a corporation for its general benefit.

    11.2 Governing Law. This Agreement shall be governed by the laws of the United States Government.

    11.3 Notices. All notices pertaining to or required by this Agreement shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, addressed as follows:

    If to APOLLON:      President and CEO
                        Apollon, Inc.
                        One Great Valley Parkway
                        Malvern, PA  19355-1423

    If to WRAIR:        Director
                        Walter Reed Army Institute of Research
                        ATTN:  Office of Research and
                               Technology Applications
                        Washington, DC  20307-5100

Any party may change such address by notice given to the other party in the manner set forth above.

         11.4 Independent Contractors. The relationship of the parties to this Agreement is that of independent contractors and not as agents of each other or as joint venturers or partners.

         11.5 Use of Name or Endorsements. (i) APOLLON shall not use the name of WRAIR or the Department of the Army on any product or service which is directly or indirectly related to either this Agreement or any patent license or assignment agreement which implements this Agreement without the prior approval of WRAIR. (ii) By entering into this Agreement WRAIR does not directly or indirectly endorse any product or service provided, or to be provided, by APOLLON, its successors, assignees, or licensees. APOLLON shall not in any way imply that this Agreement is an endorsement of such products or service.


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         11.6  The rights specified in provisions of this Agreement covering
"Patent Rights", "Data and Publication", and "Liability" shall survive the termination or expiration of this Agreement.


Article 12.  Duration of Agreement and Effective Date

    12.1 Expiration of Agreement. This Agreement will automatically expire on December 31, 2001, unless it is revised by written notice and mutual consent.

    12.2 Effective Date. This Agreement shall enter into force as of the date it is signed by the last authorized representative of the parties.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as follows:

For APOLLON, INC.
                                  /s/ Vincent R. Zurawski, Jr.
                                  ______________________________
                                  [Signature]


                                  Vincent R. Zurawski, Jr.
                                  ______________________________
                                  [Typed or Printed Name]

Date: 13 Oct. 97                  President and CEO
      ______________              ______________________________
                                  [Typed or Printed Position Title]


For the UNITED STATES GOVERNMENT:
                                  Ernest T. Takafuji
                                  Colonel, U.S. Army
Date:                             Director, Walter Reed Army Institute of
      ______________              Research




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